UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Financing

On November 12, 2024, IMAC Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, 4,675 shares of Series G convertible preferred stock, par value $0.001 per share (“Series G Preferred Stock”) and warrants (the “Warrants”, and, together with the Series G Preferred Stock, the “Securities”), (at a purchase price of $800 for each Preferred Share and Warrant to purchase one share of Common Stock) for aggregate proceeds of $3,740,000. Such investment is referred to as the “PIPE Financing”. The Securities Purchase Agreement, the Series G Certificate of Designations (as defined below) the Warrants, and the Registration Rights Agreement (as defined below) are collectively referred to as the “Transaction Documents.” On November 12, 2024, the Company consummated the PIPE Financing. Additional sales of Series G Preferred Stock and related Warrants may be made in future closings. The Company has used $2,240,000 of the proceeds of the PIPE Financing to repay $2,240,000 of outstanding promissory notes of the Company and intends to use the remainder of the net proceeds of this offering for general corporate purposes.

Series G Preferred Stock

The following is a description of the principal terms of the Series G Preferred Stock, which will be set forth in a Certificate of Designation of Rights and Preferences of the Series G Convertible Preferred Stock (the “Series G Certificate of Designations”).

Authorized; Stated Value. Pursuant to the Series G Certificate of Designations, the Company will authorize 12,288 shares of Series G Preferred Stock and pursuant to the Series G Certificate of Designations. Each share of Series G Preferred Stock has a stated value of $1,000 (subject to increase upon any capitalization of dividends).

Ranking. The Series G Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Securities Purchase Agreement) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series G Preferred Stock and all shares of preferred stock of the Company outstanding as of November 12, 2024 (the “Initial Issuance Date”).

Liquidation Preference. In the event of a Liquidation Event, as defined in the Series G Certificate of Designations, the holders thereof shall be entitled to receive payment in an amount per share equal to the greater of (A) 120% of the sum of the stated value of the share plus any amount owed to the holder by the Company in connection with the share, including all declared and unpaid dividends thereon, on the date of such payment and (B) the amount per share such holders would receive if such shares had been converted into Common Stock immediately prior to the date of such payment; provided, however that if the funds available for such payment to the holders of Series G Preferred Stock and any other capital stock of the Company ranking on par with them for liquidation purposes are insufficient, all such holders shall be paid proportionally to their holdings out of available funds.

Dividends. Dividends on the Series G Preferred Stock equal to 10% per annum (subject to adjustment) will begin to accrue upon issuance and, subject to the satisfaction of certain customary equity conditions, will be payable in shares of Common Stock, provided, however, that the Company may elect to capitalize dividends in lieu of issuing shares of Common Stock by increasing the stated value of each applicable share of Series G Preferred Stock. If the Company fails to properly satisfy such equity conditions, such dividends will be capitalized for each holder of Series G Preferred Stock (unless such holder waives such failure in order to receive shares of Common Stock as payment for such dividend).

Conversion Rights

Conversion at Option of Holder. Each holder of Series G Preferred Stock may convert all, or any part, of their outstanding Series G Preferred Stock, at any time at such holder’s option, into shares of Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) based on the fixed “Conversion Price” of $1.57.

Adjustment to Conversion Price. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series G Preferred Stock will not initially have antidilution protection for issuances below the conversion price then in effect in subsequent placements, if the Company obtains the Stockholder Approval (as defined below), thereafter the Series G Preferred Stock shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Adjustments Following Applicable Date. If the Company obtains the Stockholder Approval, on the 10th, 90th and 100th calendar day after the date the shares of Common Stock issuable upon conversion of the Series G Preferred Stock may be resold pursuant to Rule 144 of the Securities Act of 1934 or an available resale registration statement, the conversion price of the Series G Preferred Stock shall adjust (downward only) to the greater of (x) $0.24 (the “Floor Price”) and (y) 80% of the lower of (I) the closing price of the Common Stock as of the Trading Day immediately prior to such adjustment date and (II) the 5-day volume weighted average price (the “VWAP”) of the Common Stock immediately prior to such adjustment date.

Limitation on Beneficial Ownership. No conversion shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such conversion.

Company Redemption. At any time, the Company shall have the right to redeem in cash all, or any number, of the shares of Series G Preferred Stock then outstanding at the greater of (x) 120% of the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series G Preferred Stock. The equity value of the Common Stock underlying the Series G Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Exchange Right. Holders of Series G Preferred Stock may elect in writing to participate in certain Subsequent Placements (as defined in the Series G Certificate of Designations) at a value of 120% of the Conversion Amount (as defined in the Series G Certificate of Designations) of the shares of Series G Preferred Stock to be exchanged.

Voting Rights. The holders of the Series G Preferred Stock will have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series G Certificate of Designations (or as otherwise required by applicable law).

Warrants

The Warrants will have an exercise price of $1.44 per share, subject to customary adjustments, will become exercisable on six month and one day anniversary of the issuance date (the “Initial Exercisability Date”), and expire on the fifth (5th) anniversary of the Initial Exercisability Date.

Stock Splits; Adjustments. The exercise price and share number of the Warrants will be subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Warrants will not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Adjustments Following Applicable Date. If the Company obtains the Stockholder Approval, on the 10th, 90th and 100th calendar day after the date the shares of Common Stock issuable upon exercise of the Warrants may be resold pursuant to Rule 144 of the Securities Act of 1934 or an available resale registration statement, the exercise price of the Warrants shall adjust (downward only) to the greater of (x) the Floor Price and (y) 80% of the lower of (I) the closing price of the Common Stock as of the Trading Day immediately prior to such adjustment date and (II) the 5-day VWAP of the Common Stock immediately prior to such adjustment date.

Cashless Exercise. If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such exercise.

Registration Rights Agreement

The Investors were also granted certain customary registration rights in connection with respect to the shares of Common Stock underlying the Series G Preferred Stock and the Warrants, pursuant to a registration rights agreement dated November 11, 2024 (the “PIPE Registration Rights Agreement”).

The foregoing description of the PIPE Financing does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Securities Purchase Agreement, the Series G Certificate of Designations, the form of Warrant, and the PIPE Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1, 3.1, 4.1, and 10.2, respectively.

Stockholder Approval

The Company has agreed to seek the approval of the Company’s stockholders to the issuance of all of the securities issuable pursuant to the Series G Preferred Stock and the Warrants in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”).

Equity Line of Credit

Common Stock Purchase Agreement

On November 12, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with an equity line investor (the “Purchaser”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of (i) $60 million of newly issued shares (the “Shares”) of Common Stock and (ii) the Exchange Cap (as defined below).

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the Purchase Agreement have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the Securities and Exchange Commission (“SEC”) and the final form of prospectus contained therein is filed with the SEC (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the Purchaser. Actual sales of shares of Common Stock to the Purchaser under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding and the Company’s operations.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.25 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed the lower of 100,000 shares or $25,000 at a purchase price equal to the lesser of 92.5% of the lower of (i) the daily VWAP of the Common Stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the closing price of a share of Common Stock during the full trading day on the trading day immediately following such applicable Purchase Date; provided, however, that if such closing price is lower than the resulting price, then the price for such purchase shall equal such closing price.

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.25 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase, on the immediately following business day, an additional number of shares of Common Stock in an amount up to the VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 92.5% of (i) the closing sale price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement) (the “VWAP Purchase Price”). At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct the Purchaser to purchase, on such same business day, an additional number of shares of Common Stock in an amount up to the Additional VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 92.5% of (i) the closing sale price of the Common Stock on the applicable Additional VWAP Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Purchase Agreement) on the applicable Additional VWAP Purchase Date.

As an additional condition to any sale of Common Stock pursuant to the Purchase Agreement, the Company agreed to use 25% of the proceeds of any such sale to optionally redeem certain outstanding shares of preferred stock of the Company, pro rata, at a 120% premium to the conversion value thereof as scheduled to the Purchase Agreement.

In no event shall the Company issue to the Purchaser under the Purchase Agreement more than 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) the average price of all applicable sales of Common Stock are made at a price equal to or in excess of the lower of (A) the closing price on the Nasdaq Capital Market on November 11, 2024 and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding November 11, 2024, such that the sales of such Common Stock to the Purchaser would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

As consideration for the Purchaser’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued 164,000 shares of its Common Stock to the Purchaser and will issue, on the trading day immediately following the date stockholder approval is obtained with respect to the Exchange Cap, $1,000,000 of Common Stock, valued at the VWAP Purchase Price (collectively, the “Commitment Shares”).

Registration Rights Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC covering the resale of the Shares and the Note Shares, on or before the 15th calendar day following the date that the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2024 and the quarter ended September 30, 2024 have been filed with the SEC and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day following the Closing Date, subject to limited exceptions described therein. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, respectively.

Amendment, Waiver and Consent

On November 12, 2024, the Company entered into an Amendment, Waiver and Consent (the “Amendment”) with certain holders of the Company’s Series C-1 convertible preferred stock, par value $0.001 per share (“Series C-1 Preferred Stock”), Series C-2 convertible preferred stock, par value $0.001 per share (“Series C-2 Preferred Stock”), Series D convertible preferred stock, par value $0.001 per share (“Series D Preferred Stock”), Series E convertible preferred stock, par value $0.001 per share (“Series E Preferred Stock”) and Series F convertible preferred stock, par value $0.001 per share (“Series F Preferred Stock” and, together with the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, the “Existing Preferred Stock”) and related warrants to purchase Common Stock issued in connection therewith (collectively, the “Existing Warrants”).

Original Terms of Existing Preferred Stock and Existing Warrants

Adjustment Rights

As we previously disclosed in our prior public filings, although the Existing Preferred Stock and Existing Warrants did not initially have antidilution protection for issuances below such conversion price or exercise price, as applicable, then in effect, if the Company obtained the approval of its stockholders to below market issuances, thereafter the Existing Preferred Stock and Existing Warrants would have both (a) full ratchet antidilution protection and at such time as the underlying share of Common Stock would be eligible to be resold either pursuant to an available registration statement or Rule 144 of the Securities Act of 1933, as amended, (b) a reset to the closing price of our Common Stock (collectively, the “Adjustment Rights”).

In addition, if the Company obtained the approval of its stockholders to below market issuances and a triggering event occurred (as described in the certificates of designations for the Existing Preferred Stock), thereafter the holders of Existing Preferred Stock would be entitled to convert the Existing Preferred Stock at a 20% discount to the 5 day volume weighted average price of our Common Stock (subject to a floor price) (the “Alternate Conversion Rights”).

As of the date of this filing, the Company has not obtained such stockholder approval.

Company Optional Redemptions and Exchanges

In the Existing Preferred Stock, the Company has the right to redeem the Existing Preferred Stock, in whole (not in part), at 110% of the conversion value of such Existing Preferred Stock. Holders of Existing Preferred Stock also had the right to require the exchange of the Existing Preferred Stock into securities in a future offering at 110% of the conversion value of such Existing Preferred Stock.

Changes to Terms of Existing Preferred Stock and Existing Warrants

No Required Stockholder Approval; No Adjustment Rights

Pursuant to the Amendment, the Company is no longer required to seek such stockholder approval and the holders of the Existing Preferred Stock and Existing Warrants will not be entitled to any Adjustment Rights or Alternate Conversion Rights.

Permitted Partial Company Optional Redemptions; Additional Exchange Right into Next Public Offering

In the Amendment, the holders of Existing Preferred Stock waived, in part, the company’s optional redemption rights to permit partial redemptions of Existing Preferred Stock, at the option of the Company, from time to time. The Company also granted each holder of Existing Preferred Stock that executed an Amendment an additional right to exchange such Existing Preferred Stock, in whole or in part, into securities in the next public offering of the Company at 120% of the conversion value of such applicable Existing Preferred Stock.

The foregoing description of the Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.5.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. The Securities and the Shares were offered and sold pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder.

The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series G Convertible Preferred Stock.
4.1	Form of Warrant.
10.1	Securities Purchase Agreement dated as of November 12, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto.
10.2	Registration Rights Agreement dated as of November 12, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto.
10.3	Common Stock Purchase Agreement dated as of November 12, 2024, by and among IMAC Holdings, Inc. and the Purchaser.
10.4	Registration Rights Agreement dated as of November 12, 2024, by and among IMAC Holdings, Inc. and the Purchaser.
10.5	Amendment, Waiver and Consent, dated as of November 12, 2024, by and among IMAC Holdings, Inc. and certain holders of Existing Preferred Stock signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2024

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslavsky
Name:	Faith Zaslavsky
Title:	Chief Executive Officer